BBH TRUST

Secretary’s Certificate

I, Brian J. Carroll, Assistant Secretary of the BBH Trust (the “Trust”), hereby certify on behalf of the Trust as follows:

1.	Submitted herewith is a copy of the Fidelity Bond (the “Bond”) procured by the Trust, in the amount of $9,900,000 and in the form required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).
2.	Attached hereto as Exhibit A is a copy of the resolutions approving the form and amount of the Bond, unanimously adopted by the Board of Trustees of the Trust, including a majority of such Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act, at their meeting held on September 13, 2018.
3.	The premium with respect to the Bond has been paid for the period from November 1, 2018 to November 1, 2019.
4.	The Board of Trustees of the Trust satisfies the applicable fund governance standards set forth in Rule 0-1(a)(7) under the 1940 Act.

/s/ Brian J. Carroll

Brian J. Carroll

Assistant Secretary of the Trust

Dated: April  25, 2019